UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2015

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 15, 2015, the Bankruptcy Court for the Southern District of New York (the “Court”) rendered a decision addressing a number of “threshold issues” that stem from a series of motions (the “Motions to Enforce”) filed by General Motors Company (together with its consolidated subsidiaries, “New GM”), which motions collectively seek to enjoin numerous actions filed by various plaintiffs against New GM. These actions assert claims for economic losses and personal injuries arising from various recalls initiated by New GM, or from the underlying condition of the vehicles subject to these recalls. The Motors Liquidation Company GUC Trust (the “GUC Trust”) has appeared as a party in interest in the litigation relating to the Motions to Enforce (the “Motion to Enforce Litigation”). The Court’s decision is summarized below and, to the extent upheld on appeal (if any), provides that the assets of the GUC Trust may not be used to satisfy any of the claims of the plaintiffs in the underlying actions. The Motion to Enforce Litigation has been disclosed in our previous annual report on Form 10-K and in our most recent quarterly report on Form 10-Q for the quarter ended December 31, 2014, filed February 12, 2015.

Background

As discussed in our quarterly report on Form 10-Q filed February 12, 2015, New GM disclosed in its 2014 annual report on Form 10-K filed February 4, 2015, that since the beginning of 2014, New GM had recalled approximately 2.6 million vehicles to repair ignition switches or to fix ignition lock cylinders and had recalled an additional 33.4 million vehicles to address certain electrical and other safety concerns (collectively, the “Recalled Vehicles”). New GM also disclosed that, as of January 30, 2015, (i) 108 putative class actions had been filed against New GM in various federal and state courts seeking compensatory and other damages for economic losses allegedly resulting from one or more of the recalls announced in 2014 and/or the underlying condition of the Recalled Vehicles (the “Economic Loss Actions”), and (ii) 104 putative class actions had been filed against New GM in various federal and state courts seeking compensatory and other damages for personal injury and other claims allegedly arising from accidents that occurred as a result of the underlying condition of Recalled Vehicles (the “Personal Injury Actions,” and collectively with the Economic Loss Actions, the “Recall-Related Actions”).

Many of the Recalled Vehicles were manufactured or sold prior to July 10, 2009 (the “Sale Closing Date”), the date on which the sale of substantially all of the assets of Motors Liquidation Company (f/k/a General Motors Corporation) (“Old GM”) to New GM (the “Sale”) was completed pursuant to an order of the Court (the “Sale Order”). Under the Sale Order, all product liability and property damage claims arising from accidents or incidents prior to the Closing Date were to remain with Old GM as general unsecured claims.

Beginning on April 21, 2014, New GM filed its Motions to Enforce with the Court, seeking to enjoin the Recall-Related Actions that concern Recalled Vehicles designed, manufactured or sold prior to the Sale Closing Date, except for certain personal injury and property damage actions relating to accidents involving such Recalled Vehicles which occurred after the Sale Closing Date (the “Subject Recall-Related Actions”), through the Court’s enforcement of the Sale Order. Beginning on May 16, 2014, the Court entered a series of scheduling orders which identified a number of “threshold issues” to be resolved by the Court, including (i) whether plaintiffs’ procedural due process rights were violated in connection with the Sale, (ii) if such due process rights were violated, what is the appropriate remedy, (iii) whether any or all of the claims asserted in the Subject Recall-Related Actions are claims against Old GM and/or the GUC Trust, and (iv) whether any such claims against Old GM and/or the GUC Trust should be dismissed as equitably moot. The GUC Trust appeared as a party in interest with respect to New GM’s Motions to Enforce and filed briefs in opposition thereto, asserting that none of the claims of the plaintiffs in the Subject Recall-Related Actions may be properly asserted against Old GM or the GUC Trust.

While none of the plaintiffs in the Subject Recall-Related Actions had asserted claims against the GUC Trust (other than as described in our quarterly report on Form 10-Q filed February 12, 2015), as we have previously disclosed, a potential result of an unfavorable ruling by the Court in respect of the “threshold issues” was that such plaintiffs could seek permission from the Court to assert claims against the GUC Trust.

April 15, 2015 Decision of the Court

In its April 15, 2015 decision (located on the Court’s docket at No. 13109), the Court held the following with respect to the “threshold issues” as they relate to Subject Recall-Related Actions:

(i) The plaintiffs in the Economic Loss Actions suffered a due process violation with respect to the Sale Order, whereas the plaintiffs in the Personal Injury Actions did not suffer a due process violation with respect to the Sale Order;

(ii) As a result of the due process violation, the provisions of the Sale Order which purport to shield New GM from any liability associated with its independent post-Sale actions can be modified, and the plaintiffs in the Economic Loss Actions may proceed against New GM with respect its independent post-Sale actions;

(iii) Any claims of the plaintiffs that relate to actions of Old GM are enjoined from being pursued against New GM on successor liability grounds; and

(iv) While plaintiffs may file late claims in the bankruptcy cases of Old GM, any such claims as against the GUC Trust are “equitably moot” (that is, fashioning relief for the plaintiffs against the GUC Trust would be “impractical, imprudent and therefore inequitable”), and thus the assets of the GUC Trust cannot be used to satisfy such claims.

The Court’s decision may be appealed by New GM or the plaintiffs, and no assurance may be given as to the outcome of any such appeal. If, however, the Court’s decision is not overturned on appeal, the claims of the plaintiffs in the Subject Recall-Related Claims have been determined to be equitably moot, and such claims (even if allowed by the Court) shall not dilute the recoveries of holders of Units in the GUC Trust. The Court’s decision has not yet been incorporated into the terms of a judgment and order, and thus the time period for appeal has not yet begun to run. In its decision, the Court has directed the parties to meet and confer regarding entry of an agreed form of order incorporating the terms of the Court’s decision.

The Court’s April 15, 2015 decision is described herein in summary fashion only. The full text of the decision should be read in its entirety. Copies of the decision are available on the Court’s electronic filing system (located on the Court’s docket at No. 13109), and at www.motorsliquidationdocket.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2015

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

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